EXHIBIT 99.1

CONTACTS:	Investor Relations Thor Erickson +1 (678) 260-3110	Media Relations Fred Roselli +1 (678) 260-3421

COCA-COLA ENTERPRISES, INC. TO WEBCAST PRESENTATION
TO BARCLAYS GLOBAL CONSUMER STAPLES CONFERENCE

ATLANTA, August 20, 2015 - Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) said that Chairman and Chief Executive Officer John F. Brock and Chief Financial Officer Nik Jhangiani will present at the Barclays Global Consumer Staples Conference in Boston on Wednesday, September 9 at 12:45 p.m. EDT.
The public can listen to the presentation through a live webcast via the company’s website, www.cokecce.com. A replay of the presentation will be available later that day.
About CCE
Coca-Cola Enterprises, Inc. is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. CCE operates with a local focus and has 17 manufacturing sites across Europe, where the company manufactures nearly 90 percent of its products in the markets in which they are consumed. Sustainability is core to CCE’s business, and the company has been recognized by leading organizations in North America and Europe for its progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about CCE, please visit www.cokecce.com and follow the company on Twitter at @cokecce.
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